UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2011

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.
BofI Holding, Inc. (the "Registrant"), parent of BofI Federal Bank (the "Bank"), issued a press release on December 8, 2011, announced today that its Board of Directors has declared a quarterly cash dividend on BofI Holding, Inc.'s 6.0% Series B Non-Cumulative Perpetual Convertible Preferred Stock ("Series B Preferred") for the quarter ending December 31, 2011. Series B Preferred shares issued prior to October 1, 2011, shall receive $15.00 per share. Series B Preferred shares issued on or after October 1, 2011, will receive a prorated amount based on the number of days the shares were outstanding as of January 1, 2012, which is the record date. The payment date will be January 17, 2012. A copy of the press release is set forth as Exhibit 99.1 and is incorporated hereto by reference.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits
99.1    Press Release of BofI Holding, Inc. dated December 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: December 9, 2011	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer